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                                                                     Exhibit 2.5

                             AMENDMENT NO. 2 TO THE
                           RECAPITALIZATION AGREEMENT

            AMENDMENT NO. 2, dated as of April 24, 1998 (this "Amendment"), to the Recapitalization Agreement, dated as of March 6, 1998, as amended as of April 23, 1998 (as so amended, the "Agreement"), among ECCA Merger Corp., a Delaware corporation ("Newco"), Eye Care Centers of America, Inc., a Texas corporation (the "Company"), and the Sellers named therein (the "Sellers").

            WHEREAS, the Company, Newco and the Sellers have agreed to make certain amendments to the provisions in the Agreement for a post-closing adjustment to the aggregate consideration payable upon the consummation of the Merger (as defined in the Recapitalization Agreement); and

            WHEREAS, the amendments contained herein have been approved by the requisite vote of the stockholders of the Company in accordance with Section
2.16 of the Recapitalization Agreement;

            NOW THEREFORE, in consideration of the agreements and mutual premises contained herein and in the Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

            1.1 Defined Terms. For purposes of this Amendment, unless otherwise indicated, capitalized terms have the meanings ascribed to them in the Agreement.
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                                   ARTICLE II

                                   Amendments

            2.1 Deletion of Particular Sections. Sections 2.8(b), 4.3(c) and 5.7 are hereby deleted in their entirety from the Agreement.

            2.2 Amendment of Section 1.1. Section 1.1 is hereby amended to add the following defined term:

            "Shortfall Amount" has the meaning set forth in Section 2.13."

            2.3 Amendment of Section 2.13. Section 2.13 is hereby amended to read in its entirety as follows:

            "2.13 Adjustments to Merger Consideration.

            (a) Adjustment at Closing. Two Business Days prior to the Closing Date, the Company shall deliver or cause to be delivered to Newco a projected consolidated balance sheet (the "Estimated Closing Date Balance Sheet") of the Company and its Subsidiaries as of the Closing Date. The Estimated Closing Date Balance Sheet (i) shall set forth the Net Working Capital (the "Indicative Net Working Capital") and the amount of cash and cash equivalents (the "Indicative Cash"), in each case as of the Closing Date, without giving effect to the Recapitalization and the transactions contemplated hereby, and (ii) be prepared in accordance with GAAP applied on a basis consistent with the principles, practices and methodologies used in the preparation of the consolidated balance sheet of the Company and its Subsidiaries for the year ended January 3, 1998. In the event that the Indicative Net Working Capital is less than $7,000,000 ("Target Net Working Capital"), the Aggregate Funding Amount shall be decreased by the amount of such shortfall and the Aggregate Merger Consideration shall be adjusted accordingly.

            (b) Post-Closing Adjustments. (i) Within 60 days after the Closing Date, the Sellers shall deliver or cause to be delivered to the Company a consolidated balance sheet of the Company and its Subsidiaries as of the Closing Date, together with an unqualified opinion thereon by Ernst & Young (the "Final Balance Sheet"). All the parties to this Agreement accept, for purposes of the calculation of the adjustment provided for in this Section 2.13(b), the principles, practices and methodologies, consistent with GAAP, used in the preparation of the consolidated balance sheet of the Company and its Subsidiaries for the year ended January 3, 1998.

                  (ii) The Company after the Closing Date shall cause Ernst &
            Young to have access to the records and personnel of the Company reasonably requested by


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            them for purposes of preparing or auditing the Final Balance Sheet.
            The Company shall cause KPMG to take such reasonable steps as they deem necessary to calculate the Net Working Capital, and confirm the cash and cash equivalents ("Cash") of the Company and its Subsidiaries as of the Closing Date and to review the procedures and materials (including work papers) employed by Ernst & Young in connection therewith. Not later than 30 days after receipt of the Final Balance Sheet, the Company shall deliver to the Seller Representative a written notice ("Objection"), setting forth any items with which the Company disagrees and a description of the basis for such disagreement. In the event that the Company delivers an Objection to the calculation of the Net Working Capital or Cash of the Company and the Subsidiaries set forth in the Final Balance Sheet, the Seller Representative shall negotiate in good faith with the Company, and the Company hereby agrees to negotiate in good faith with the Seller Representative, for a period of 30 days after receipt of such Objection, to seek to resolve their differences with respect to the Final Balance Sheet. If the Company and the Seller Representative are unable to resolve all of such disagreements within such 30 day period, then no later than seven days following such 30 day period they shall refer their remaining differences to Arthur Andersen or any other internationally recognized firm of independent public accountants as to which the Seller Representative and the Company mutually agree (the "Independent Firm") who shall, acting as experts and not as arbitrators, determine, only with respect to the remaining differences so submitted, whether and to what extent, if any, the Net Working Capital or Cash, as derived from the Final Balance Sheet, requires adjustment. The parties shall instruct the Independent Firm to deliver its written determination to the Company and the Seller Representative no later than the twentieth day after the remaining differences underlying the Objection are referred to the Independent Firm. The Independent Firm's determinations of Net Working Capital and Cash shall be conclusive and binding upon the Company and Sellers absent manifest error. The fees and disbursements of the Independent Firm shall be shared equally by the Company and Sellers. The Company and Sellers shall make readily available to the Independent Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the Final Balance Sheet and all other items reasonably requested by the Independent Firm. The "Adjusted Net Working Capital" shall be the Net Working Capital included in (i) the Final Balance Sheet as delivered by the Sellers in the event that (x) the amount of Net Working Capital is unchanged from the Estimated Closing Date Balance Sheet to the Final Balance Sheet; (y) no Objection with respect to the Net Working Capital is delivered to the Seller Representative during the 30 day period specified above or (z) Seller Representative and the Company so agree, (ii) the Final Balance Sheet, as adjusted in accordance with the Objection, in the event that the Seller Representative does not dispute the Objection within the 30 day period following


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            receipt by the Seller Representative of the Objection, or (iii) the
            Final Balance Sheet, as adjusted by either (x) the agreement of the Seller Representative and the Company or (y) the Independent Firm. The "Adjusted Cash" shall be the Cash included in (i) the Final Balance Sheet as delivered by the Sellers in the event that (x) the amount of Cash is unchanged from the Estimated Closing Date Balance Sheet to the Final Balance Sheet; (y) no Objection affecting the Cash is delivered to the Seller Representative during the 30 day period specified above or (z) Seller Representative and the Company so agree, (ii) the Final Balance Sheet, as adjusted in accordance with the Objection, in the event that the Seller Representative does not dispute the Objection within the 30 day period following receipt by the Seller Representative of the Objection, or (iii) the Final Balance Sheet, as adjusted by either (x) the agreement of the Seller Representative and the Company or (y) the Independent Firm.

                  (iii) If Adjusted Net Working Capital is less than both Target
            Net Working Capital and Indicative Net Working Capital, then the Aggregate Merger Consideration shall be adjusted downward by the amount by which Adjusted Net Working Capital is less than Indicative Net Working Capital, (the "Capital Shortfall Amount") and the Sellers shall pay the Capital Shortfall Amount to the Company; provided, however, that no adjustment payment shall be required unless the Capital Shortfall Amount is greater than $100,000, in which event the Sellers shall pay the entire Shortfall Amount to the Company; provided, further, however, that if Indicative Net Working Capital is greater than Target Net Working Capital and Adjusted Net Working Capital is less than Target Net Working Capital, then the Capital Shortfall Amount shall not exceed the amount by which the Adjusted Net Working Capital is less than Target Net Working Capital. If Adjusted Net Working Capital is greater than Indicative Net Working Capital and Indicative Net Working Capital is less than Target Net Working Capital, the Aggregate Merger Consideration shall be adjusted upward by the amount by which Adjusted Net Working Capital exceeds Indicative Net Working Capital (the "Excess Capital Amount") and the Company shall pay to the Common Holders the Excess Capital Amount, provided, however, that the Excess Capital Amount shall not exceed the amount by which Indicative Net Working Capital is less than Target Net Capital.

                  (iv) If Adjusted Cash is less than Indicative Cash, the
            Aggregate Merger Consideration shall be adjusted downward by the amount by which Adjusted Cash is less than Indicative Cash (a "Cash Shortfall Amount") and the Sellers shall pay the Cash Shortfall Amount to the Company; provided, however, that no adjustment payment shall be required unless the Cash Shortfall Amount is greater than $100,000, in which event the Sellers shall pay the entire Cash Shortfall Amount to the Company. If Adjusted Cash exceeds Indicative Cash, the


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            Aggregate Merger Consideration shall be adjusted upward by the amount by which Adjusted Cash exceeds Indicative Cash (the "Excess Cash Amount") and the Company shall pay to the Common Holders an aggregate amount equal to the Excess Cash Amount; provided, however, that no adjustment payment shall be required unless the Excess Cash Amount is greater than $100,000, in which event the Company shall pay the entire Excess Cash Amount to the Common Holders. If Adjusted Cash is equal to Indicative Cash, there shall be no adjustment to the Aggregate Merger Consideration in respect of Cash.

                  (v) Notwithstanding any of the foregoing provisions of this
            Section 2.13(b), any amounts payable by the Sellers to the Company under this Section 2.13(b), whether in respect of a Capital Shortfall Amount or a Cash Shortfall Amount, may be set off against any Excess Capital Amount or Excess Cash Amount payable by the Company to the Common Holders under this Section 2.13 (b), and vice versa, such that only the net amount of such adjustments, taken together, shall be payable by the Company or the Sellers, as the case may be. Any such net amount that shall be payable by the Sellers (a "Shortfall Amount") shall be paid severally by the Sellers to the Company in accordance with their proportionate shares, calculated for each Seller by multiplying the Shortfall Amount by a fraction, the numerator of which is the portion of the Aggregate Merger Consideration paid to such Seller and the denominator of which is the sum of the portions of the Aggregate Merger Considerations paid to all Sellers. Amounts withheld by the Seller Representative, and deposited in escrow, in accordance with
            Section 2.6(h)(I) from the cash consideration to which the Common Holders are otherwise entitled at the Effective Time shall be held for the benefit of the Sellers in order to satisfy the several obligations of the Sellers to pay any Shortfall Amount; provided that, for such purpose, each Common Holder (including any Seller) shall be liable for only such Common Holder's Pro Rata Share of any Shortfall Amount.

                  (vi) Any such net amount payable by the Company in accordance with clause (v) shall be allocated among all Common Holders receiving any part of the Aggregate Merger Consideration in accordance with such Common Holders' respective Pro Rata Shares.

                  (vii) If the net adjustment calculated in accordance with
            clause (v) is equal to zero, no adjustment shall be made to Aggregate Merger Consideration and no post-closing payment shall be required to be made to any Person pursuant to this Section 2.13(b)

                  (viii) Any amount owing pursuant to this Section 2.13(b) shall be paid, by certified or official bank check or checks payable in New York Clearing House


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            (next day) funds not later than two Business Days following final determination of the Adjusted Net Working Capital in accordance with this Section 2.13(b).

                  (ix) No adjustment or other action taken pursuant to this
            Section 2.13(b) shall affect the rights and obligations of the parties under this Agreement or with respect to the transactions contemplated hereby other than to the extent directly related to the determination of the Adjusted Net Working Capital."

            2.4 Amendment of Section 4.2(a). The last sentence of Section 4.2(a) is hereby amended to read in its entirety as follows:

      "There shall be delivered to Newco certificates of the Company, the Management Sellers and the Investor Sellers to the foregoing effect with respect to their respective representations, warranties and covenants."

            2.5 Addition of Section 4.2(s). Section 4.2 is hereby amended to add at the end thereof a paragraph (s), which shall read in its entirety as follows:

            "(s) The Company shall have provided evidence reasonably satisfactory to Newco that none of the payments made or scheduled to be made to any "disqualified individual" of the Company (within the meaning of section 280G(C) of the Code and the regulations issued thereunder) upon the consummation of the Merger shall constitute "excess parachute payments" (within the meaning of section 280G(b) of the Code and the regulations issued thereunder), but only with respect to those individuals who shall have timely requested of the Company in writing that such payments are not to constitute "excess parachute payments" and who shall have agreed in writing with the Company that any such payments shall be made only upon obtaining shareholder approval in accordance with
      Section 280G(b)(5) of the Code and the regulations issued thereunder."

            2.6 Amendment of Section 4.2(l). Section 4.2(l) is hereby amended to read in its entirety as follows:

            "(l) Defeasance of the Notes. The Company shall have taken all actions required to be taken under Article VIII of the Senior Note Indenture for the defeasance of the Senior Notes, including the irrevocable deposit with the trustee under the Senior Note Indenture of U.S. Government Obligations (as defined in the Senior Note Indenture) sufficient to pay and discharge all installments of principal and interest on the Senior Notes through the first date of redemption permitted under the Senior Note Indenture."

            2.7 Amendment of Section 4.2(m). Section 4.2(m) is hereby amended to read in its entirety as follows:


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            "(m)  Noncompetition Agreement. The Sellers other than Richard
      Roberson shall have executed and delivered to Newco a non-competition agreement in the form attached hereto as Exhibit D ."

                                   ARTICLE III

                                  Miscellaneous

            3.1 Scope of Amendment. Except as otherwise expressly provided for in this Amendment, the Agreement shall remain in full force and effect. All references in the Agreement to the "Agreement" shall be deemed to be references to the Agreement as amended by this Amendment.

            3.2 Counterparts. For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.


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            IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto by their duly authorized officers or representatives on the date first hereinabove written.


                                          ECCA MERGER CORP.


                                          ______________________________________
                                          By:
                                          Title:


                                          EYE CARE CENTERS OF
                                          AMERICA, INC.


                                          ______________________________________
                                          By:    Bernard W. Andrews
                                          Title: President and CEO


                                          SELLERS:

                                          EQUITY LINKED INVESTORS, L.P.
                                          By:


                                          ______________________________________
                                          By:
                                               Attorney-in-fact


                                          EQUITY LINKED INVESTORS II
                                          By:


                                          ______________________________________
                                          By:
                                               Attorney-in-fact




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                                          INDOSUEZ EYE CARE PARTNERS


                                          By: __________________________________

                                          Attorney-in-Fact


                                          BERNARD W. ANDREWS


                                          ______________________________________


                                          NORMAN S. MATTHEWS


                                          ______________________________________


                                          RICHARD W. ROBERSON


                                          ______________________________________


                                          AGT HOLDINGS, LLC


                                          By: __________________________________
                                              Name:
                                              Title:




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                                          WILLIAM J. PUETZ

                                          ______________________________________


                                          JOHN HENRY WOLFORD


                                          ______________________________________




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